Exhibit 21

LIST OF SUBSIDIARIES

Subsidiary  Name                                       State of Formation
----------------                                       ------------------

American Ecology Environmental Services Corporation    Texas Corporation

American Ecology Holdings Corporation                  Delaware Corporation

American Ecology Recycle Center, Inc.                  Delaware Corporation

American Ecology Services Corporation                  Delaware Corporation

Texas Ecologists, Inc.                                 Texas Corporation

US Ecology, Inc.                                       California Corporation

US Ecology Idaho, Inc.                                 Delaware Corporation

US Ecology Texas, L.P.                                 Texas Limited Partnership


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